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                                                                    EXHIBIT 10.3

                             HERITAGE Building Lease

LANDLORD:      HERITAGE BUILDING ASSOCIATES, L.L.C.

TENANT:        SPECTRA SYSTEMS CORPORATION

                                Heritage Building
                                321 South Main Street
                                Providence, Rhode Island 02903

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                             HERITAGE Building Lease

          This HERITAGE BUILDING LEASE (the "Lease") is made and entered into on the date, between the parties and upon the terms and conditions hereinafter set forth. If any provision relating to which a blank is to be filled in, is not filled in, it is inapplicable.

Section 1 - Information and Definitions
1.1       Date of Execution of the Lease: 30th day of August, 2002.

1.2 "Landlord" shall mean HERITAGE BUILDING ASSOCIATES, L.L.C., a Rhode Island Limited Liability Company, with an address of Union Trust Building, 170 Westminster Street, Providence, Rhode Island 02903

1.3       "Tenant" shall mean:

                    Spectra Systems Corporation
                    321 South Main Street, Suite 201
                    Providence, Rhode Island 02903

1.4 The "Building" shall mean that five-story office building known as the HERITAGE BUILDING, located at 321 South Main Street, in Providence, Rhode Island; which contains for purposes of the Lease, the number of square feet on each floor thereof as is set forth on Exhibit A (all Exhibits are annexed hereto and made a part hereof by reference).

1.5 The "Premises" shall mean that portion of the Building located on the first floor of the Building, designated as Suite numbered __________, as shown in red on the plan of the appropriate floor of the Building which is Exhibit A, containing for purposes hereof approximately 8,728 rentable square feet, which is 16.03% of the Building's total rentable space ("Tenant's Share").

1.6       "Term" of the Lease:

          "Initial Term": Five (5) Years

          "Commencement Date": (check applicable provision)

                    [X] If this provision is checked as being applicable, the Commencement Date shall be the 1st day of September, 2002, and said Commencement Date shall not be affected by any provisions of this Lease in respect to the date on which the Premises shall be ready for Tenant's use.

                    [ ] If this provision is checked as being applicable, the Commencement Date shall be _________________________ after the date upon which the Premises are


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                    "ready for Tenant's use," as defined in section 2.2.4
                    hereof, but in no event later than the______day of ___________________, 20____.

1.7       Purpose: Office.

1.8       "Security Deposit": $13,819.33

1.9       "Rent":

          a. During the first and second years of the term of this Lease, the Rent shall be $19.00 per square foot of rentable space as set forth above per year. During the third, fourth and fifth years of the terms of the lease, the Rent shall be $20.00 per square foot of rentable space as set forth above per year. For years one (1) and two (2), the monthly Rent payment shall be $13,819.33 For years three (3), four (4) and five (5), the monthly Rent payment shall be $14,546.67.

          b. [ ] If this provision is checked as being applicable, Other Rent provisions as set forth on attached Rent Addendum.

1.10 "Additional Rent": Any amounts, payments, expenses or other charges, credits or funds due from Tenant to Landlord hereunder in any form whatsoever (other than Base Rent) shall be "Additional Rent" hereunder, shall be in the nature of Rent for purpose of determining Landlord's rights and Tenant's obligations with respect thereto and shall be due and payable without deduction or setoff other than as set forth in this Lease.

1.11      "Base Tax Year": 2002; taxes assessed December 31, 2001.

Section 2 - Improvements
2.1 Section 2 shall be inapplicable if, at the date of execution hereof, the Premises are ready for Tenant's use or shall be occupied in their present condition.

2.2 Any work on the Building to be completed by Landlord prior to occupancy by Tenant shall be done in accordance with Plans and Specifications prepared by Landlord's Architect, as they may be amended from time to time (the "Building Plans"); and shall be performed expeditiously so that the Building shall be substantially complete (i.e., completed sufficient for general use, but subject to corrections, installations, adjustments, alterations and other work which does not prevent or substantially interfere with Tenant's use of the Premises or access thereto). "Landlord's Improvements" are those to be provided by Landlord. Landlord's Improvements shall be performed expeditiously. "Tenant's Improvements" are those which Tenant has requested to be performed as work beyond Landlord's Improvements. Landlord's Improvements and Tenant's Improvements shall be subject to the following provisions:

          2.2.1 If there are to be any Tenant's Improvements, they may be set forth in an Exhibit C, if attached hereto. If, at the date of execution hereof, the plans for Landlord's and Tenant's Improvements have been determined, the parties shall initial same and/or shall attach the same hereto as an Exhibit. If Landlord's and Tenant's Improvements are net so determined, Landlord's Architect shall determine

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                    Tenant's requirements and at Landlord's expense shall
                    provide to Tenant a set of plans and specifications for Tenant's space. Any additional work requested or required of Landlord's Architect shall be performed by Landlord's Architect at Tenant's expense. Landlord shall have the right of prior written approval of such plans and specifications, which approval shall not be unreasonably withheld. After Landlord's approval of same, Landlord's Architect shall prepare working plans for Landlord's and Tenant's Improvements, if necessary. The initial working plans shall be at Landlord's expense and any changes thereto required or requested shall be at Tenant's expense. Any special engineering or design work required solely by Tenant's Improvements shall be done at Tenant's expense by engineers or designers approved by Landlord's Architect. Notwithstanding the foregoing, at Tenant's request Landlord may allow the plans and specifications referred to in this subsection to be furnished by an architect of Tenant's choice, at Tenant's sole expense, so long as Tenant's architect complies with all of the other terms and conditions set forth in this Section 2.

          2.2.2 Landlord's and Tenant's Improvements shall be done by Landlord's contractor. Such Improvements shall be done in a good and workmanlike manner in compliance with all building, fire and other laws and ordinances and the requirements of the Board of Fire Underwriters or other applicable insurance requirements. Landlord's and Tenant's Improvements shall be promptly commenced at the earliest practicable date and shall be diligently prosecuted to completion. Any Tenant's Improvements that do not conform to the requirements of this Lease may be removed and replaced by Landlord at Tenant's expense. Landlord shall have the right to complete at Tenant's expense any Tenant's Improvements commenced but uncompleted. Any materials, finishes or other Tenant's Improvements not approved by Landlord prior to its use or installation shall be deemed to be prohibited hereby.

          2.2.3 Landlord shall provide a Tenant Improvement allowance of $5.00 per rentable square foot to the Tenant for Tenant's Improvements. Tenant shall pay the cost of all Tenant's Improvements above the allowance provided by Landlord set forth herein, which payments shall be via monthly progress payments to the contractor (including any advance payment required by the contractor) as determined by the contractor. Tenant shall promptly pay for all Tenant's Improvements, keeping the Premises and Building free from any lien or encumbrance, hereby covenanting and agreeing to indemnify and hold Landlord harmless from any loss, cost or damage with respect thereto, agreeing to discharge, by surety bond if necessary, any mechanics' liens placed upon the Premises or Building. No Tenant's Improvements shall be financed on a financing lease or other form of secured transaction, without Landlord's prior written consent.

          2.2.4 The Premises shall be deemed to be "ready for Tenant's use" when either:
                    (a) the Building, Landlord's Improvements and Tenant's Improvements are substantially complete: or
                    (b) the Building is substantially complete, and Landlord's Improvements and/or Tenant's Improvements either have been substantially completed or would have been except for delays occasioned by:

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                         1)   Tenant's failure to complete satisfactory plans
                              and specifications;
                         2) Tenant's tardy approval of plans, specifications or work;
                         3) Tenant's request for special materials, equipment or changes in the Premises or Building;
                         4)   Tenant's alterations of plans and specifications;
                         5) performance of work or failure to perform by the contractor, any subcontractor or any independent contractor for Tenant's Improvements for any reason, or by any contractor or subcontractor for Landlord's Improvements, if other than Landlord's Contractor or any subcontractor of Landlord's contractor;
                         6) failure or delay of utilities to complete required work; or
                         7) failure or delay of installation of any equipment, fixtures or materials required by Tenant.

2.3 In the event that the Premises are not ready for Tenant's use at the date set forth in section 1.6 hereof for any reason, this Lease shall nevertheless continue in full force and effect; provided, however, there shall be an abatement of rent if the Premises are not ready for Tenant's use due solely to a delay in substantial completion of the Building and/or Landlord's Improvements of the Building and/or Landlord's Improvements caused by Landlord's contractor's failure or inability to substantially complete such work on schedule. In such event, the Commencement Date shall be the date of substantial completion of such work. If Tenant shall enter into possession of all or any part of the Premises prior to the Commencement Date, all the covenants and conditions of this Lease including the obligation to pay rent shall be binding upon the parties hereto in respect of such possession the same day as if the first day of the Initial Term had been fixed as of the date when Tenant entered into such possession (but such earlier tenancy shall not change the termination date of the Initial Term). In no event shall Tenant have the right to terminate this Lease for failure of Landlord to deliver the Premises ready for Tenant's use until six (6) months have expired after the date set forth in section 1.6 hereof.

Section 3 - Additional Rent
3.1 As Additional Rent, Tenant shall pay for its electricity usage, at the rates in effect from time to time of the utility supplier for retail customers. The amount of usage shall be that as shown on an electric meter applicable to the Premises. Electricity charges shall include, without limitation, electric current for the operation of lighting fixtures, electrical outlets, electrical equipment and air-conditioning units. Landlord shall have the right at any time to require Tenant to contract for electricity directly with the utility supplier, so long as the utility supplier is willing to separately invoice Tenant.

3.2 As Additional Rent, Tenant shall pay Tenant's Share of increases in Landlord's expenses, as follows:

          3.2.1 Landlord has estimated its "Expenses" as herein defined per square foot, for the Base Tax Year, determined on the basis of the total square feet of rentable space in the Building. Such estimated Expenses per square foot are set forth on Exhibit B. If, for the Base Tax Year or any year thereafter Landlord's Expenses or any

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                    individual Expense shall have increased or may reasonably be anticipated to increase over the Expenses on the Exhibit, Tenant shall pay Tenant's Share thereof as provided in section 3.3.

          3.2.2     For purposes hereof, "Expenses" are as follows:
                    (a) Taxes upon the parcel of real estate on which the Building is located or upon the Building, wherein increases result either from an increase of valuation or rate of tax. Such taxes shall include: all taxes and special assessments of every kind and nature assessed and levied against the Building (as a complete taxable entity) and land, including, but not limited to, real estate taxes on the Building and land and any taxes upon the Building or land levied or imposed by any governmental tax authority in addition to, in lieu of, or as a substitute for real estate taxes, which shall include any taxes hereafter imposed upon Landlord for the payment and/or receipt of rent and in the case of any such taxes the entire amount thereof shall be deemed an "increase" in taxes for purposes of this paragraph, installments and interest on assessments for public betterments or public improvements (such assessments to be paid over the longest period permitted by law); all personal property taxes upon elevators, air conditioning equipment or similar building appurtenances for the use and benefit of all of the occupants of the Building (excluding therefrom the amount of any such taxes allocable to major improvements or items of equipment installed by any tenant after the first year of such tenant's lease, in the same space occupied by such tenant under such lease, and for the exclusive benefit of such tenant, in which case such tenant shall pay all of such tax), and expenses including, but not limited to, legal expenses of any proceedings for abatement of taxes and assessments with respect to the first or any subsequent calendar year or fraction of a calendar year hereof.

                    (b) Landlord's expenses for the Building and land excluding the items of expenses referred to in sections 3.1 and 3.2.2(a) hereof and costs of special services rendered to tenants (including Tenant) for which a special charge is made, but including, without limitation, premiums for insurance of the kind normally carried by owners of similar properties (including fire, casualty and liability insurance) or, if there be any mortgage of the land or building, or both, as may be required by the holder of such mortgage; salaries and wages of, medical, surgical and general welfare benefits (including group life insurance and retirement benefits) for employees of Landlord or its managing agent to the extent engaged in operating, maintaining, managing or cleaning of the Building or land and payroll taxes and workmen's compensation insurance premiums relating thereto; fuel oil, gas, electricity (i.e. the difference between Landlord's total expenses for electricity for the Building and the aggregate of charges to the tenants in the Building) and telephone charges not chargeable to individual tenants; cost of building and cleaning supplies and equipment; cost of maintenance, cleaning and repairs of the Building or land (other than repairs for which Landlord has received reimbursement from contractors or subcontractors under contract guaranties); cost of trash or

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                         waste hauling and recycling; cost of maintenance,
                         replacement, cleaning and repair of elevators; cost of periodic painting of leased premises in the Building; cost of window cleaning; cost of security protection provided within and without the Building, if any; cost of snow removal and care of landscaping; management and leasing fees paid to third parties at rates consistent with the type of occupancy and the services rendered; payments under service contracts with independent contractors for any of the foregoing, and all other expenses paid in connection with the operation, cleaning, management and maintenance of the Building and land; the cost of Landlord's compliance with the provisions of the Occupational Safety and Health Act of 1970 as amended from time to time and the regulations promulgated thereunder or any other federal, state or local law, statute, ordinance, act or regulation requiring expenditures by Landlord, other than those which are paid for by any tenant under the provisions hereof, and the cost of interest or other finance charges of any mortgage loan or loans upon the Building and/or land from time to time. Any expenses of Landlord that are not itemized on Exhibit B hereto shall be deemed to be included in the item of "Miscellaneous" on Exhibit B. Landlord shall reasonably determine which expenses are chargeable to income, and as to expenditures that are not so chargeable to income, "Expenses" shall include the amount of depreciation of an item taken by Landlord for such calendar year on its income tax return.

3.3 Additional Rent shall be in the nature of Rent for purposes of determining Landlord's rights in respect thereto, and shall be due and payable when billed or monthly with the Rent, without deduction or setoff. With each reconciliation thereof which Landlord furnishes, Landlord shall indicate the basis on which Additional Rent stemming from Expenses has been calculated, which account Tenant may verify from Landlord's tax returns or other records at reasonable times and places. Landlord shall have the right from time to time to change the periods of accounting hereunder to any other period than based upon a calendar year, and upon any such change, all items referred to above shall be appropriately apportioned. In all invoices rendered hereunder, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned. Landlord shall have the right to estimate Expenses for purposes of invoices to Tenant, subject to annual reconciliation. If at the beginning of or during a year Landlord has estimated that its Expenses shall be increased during that year, it may invoice Tenant based upon such estimation, subject to annual reconciliation, and Landlord may invoice Tenant for that portion of the year which has theretofore passed; and, thereafter, for the balance of that year shall invoice Tenant on a monthly basis. Otherwise, Landlord shall invoice all tenants for their respective shares on a monthly basis,

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Section 4 - Premises
4.1 Landlord, in consideration of the rentals, covenants and agreements to be paid, kept and performed by Tenant as herein provided, hereby demises and leases unto Tenant the Premises described above, together with the right in common with other tenants entitled thereto, to use the common facilities, bathrooms, halls, elevators and stairways in the Building for purposes of ingress and egress. Tenant acknowledges that Landlord's determination of rentable square feet in the Premises and/or the Building does not relate to actual usable square feet, but has been determined by Landlord solely for purposes of rentals in the Building and includes the actual space of the Premises plus a share of common area space.

4.2 Tenant shall have the option to add the approximately 2,500 square feet of space adjacent to the Premises as shown as Expansion Space (the "Expansion Space") on Exhibit A to the Premises subject to the following conditions:

          4.2.1 The Tenant shall have provided written notice of its election to include the Expansion Space as part of the Premises to the Landlord on or before September 30,2002;

          4.2.2 Upon such election to add the Expansion Space to the Premises, the parties shall execute an amendment to the Lease to reflect the fact that the Premises includes the Expansion Space and appropriately adjust the monthly rent and the Tenant's Share as a result of the addition of the Expansion Space to the Premises. The Expansion Space shall become part of the Premises effective October 1, 2002.

          4.2.3 In the event that the Tenant does not elect to add the Expansion Space to the Premises pursuant to Section 4.2 hereof by September 30, 2002, the Landlord shall install a demising wall between the Premises and the Expansion Space, provided however, in the event that the applicable building or fire codes do not permit the Landlord to install a demising wall in such location, the Tenant shall be obligated to add such amount of space from the Expansion Space to the Premises as necessary as to permit the Landlord to divide the remaining part of the Expansion Space from the Premises in accordance with all applicable building and fire code, but in no event shall the Premises as expanded pursuant to this Section 4.2.3 be required to exceed 9,500 square feet.

Section 5 - Purpose
5.1 The Premises shall be used solely for the Purpose set forth above and not for any unlawful purpose. Any use of the Premises in violation of this provision may be enjoined by Landlord without prejudice to any other remedy of Landlord.

Section 6 - Rental
6.1 Tenant shall pay the rentals set forth herein in consecutive monthly installments in readily available funds, in advance, at the office of Landlord, on the first business day of each month during each Term. The Rent for the calendar month during which Rent shall begin to accrue and for the last calendar month of a Term, if either is not a full month, shall be apportioned.

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Section 7 - Rights and Obligations of Landlord
7.1 So long as Tenant shall not be in default hereunder, Landlord shall provide (subject to the provisions hereinabove contained in section
          3.1 relating to the cost of electrical service):
          7.1.1     Electric current as provided in section 3.1;
          7.1.2 Removal of waste paper and other materials from the Building and the Premises, excluding, however, dangerous, contaminated or potentially harmful or hazardous waste materials for which it shall be Tenant's obligation to remove or have removed; routine daily cleaning of the Building and the Premises, which shall include vacuuming of carpets, lighthand dusting, emptying of waste baskets and sweeping or washing of floors without carpets (any cleaning services beyond those provided by Landlord to all tenants shall be at the expense of Tenant, payable upon invoice by Landlord or the cleaning supplier);
          7.1.3 Water for domestic purposes, Tenant paying for any unusual or excessive use of water, and Tenant installing at its expense a water meter if such unusual or excessive use is anticipated to be continuous;
          7.1.4 Air conditioning (subject to the provisions of section 3.1 in respect to the cost of electric current) and heating during normal business hours (as determined by Landlord) throughout the appropriate air conditioning or heating seasons;
          7.1.5 Self-operating passenger elevator service on a 24-hour basis; and with Landlord's consent on each occasion, freight elevator service;
          7.1.6 Maintenance of the roof, exterior and structural members of the Building as hereinafter provided;
          7.1.7 Washing of interior and exterior surfaces of windows at reasonable intervals; and
          7.1.8 Security service for the Building as a whole, of a nature as determined by Landlord, but of the quality customarily provided by landlords in office buildings in Providence.

7.2 Landlord makes no representations or warranties that any of the above-mentioned services or any other services, amenities, utilities or the like to be provided by Landlord under this Lease will be free from interruption, delay or failure and Landlord shall have no responsibility or liability for failure to operate, delays, lapses or cessation of such services arising out of labor disputes, strikes, fire, storm, flood, freezing, earthquake, explosion, civil disorder, vandalism, sabotage, delay in transportation, energy, labor or fuel shortages, unavoidable casualty, mechanical failures, negligence or fault of contractors, subcontractors or suppliers, or any other cause beyond the control of Landlord. In any event, Landlord shall have no liability for consequential damages arising from any delay, lapse or cessation of such services or any other services.

7.3 Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to a claim for setoff or abatement of rentals:
          7.3.1 To inspect the Premises at reasonable times, including before and after business hours; and, during the last six months of a Term, to show them to prospective tenants; or, at any reasonable time to prospective purchasers of the Building;
          7.3.2     To change the name or street address of the Building;
          7.3.3 To have installed and maintain a sign or signs on the exterior of the Building;

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          7.3.4     To take any and all measures, including inspection, making repairs, alterations, additions and improvements to the Premises or to the Building as may be in the opinion and at the discretion of Landlord necessary or desirable for the safety, protection, improvement, enlargement or preservation of the Premises or the Building, or as may be necessary or desirable in the operation of the Building.
          7.3.5 To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein; to designate the use of any portion of the Building, so long as such use complies with any applicable zoning ordinance; and to designate vending machine operators and caterers serving the Building;
          7.3.6 To close the Building after normal business hours (as determined by Landlord) and on Sundays and legal holidays; subject, however, to Tenant's right to admittance under such regulations as Landlord may prescribe from time to time;
          7.3.7 To prevent the Tenant from erecting signs or other communications on the Building or the Premises, except on Building directories or such signs and other communications for the purpose of directing Tenant's invitees to the Premises, and as may have Landlord's prior written approval; and
          7.3.8 To close doors, entryways and common areas for the purpose of effecting repairs, remodeling, redecorating, alterations or additions, so long as reasonable access is provided to the Premises.

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Section 8 - Tenant's Undertakings
          Tenant further agrees that Tenant shall:

8.1       Use its best efforts to conserve energy, fuel and water.

8.2       Keep the Premises neat and in good order, condition and repair.

8.3 Observe the rules established from time to time by Landlord, which shall be applicable to all tenants, and shall be for the general safety, care and cleanliness of the Building, the preservation of good order therein, and the comfort, quiet and convenience of the tenants therein; and Landlord shall not be responsible for the failure of other tenants to observe the same.

8.4 At Tenant's own cost and expense, promptly observe and comply with all ordinances, requirements, orders, directives, rules and regulations of the federal, state and local governments and all governmental authorities, or any national or local Board of Fire Insurance Underwriters affecting the Premises or appurtenances thereto or any part thereof or the use or occupancy thereof whether the same are now in force or may in the future be passed, enacted or directed.

8.5 At all times during any Term of this Lease, or thereafter regarding any indemnification:
          8.5.1 Maintain at its expense public liability insurance for injury to persons and property in a sum not less than $1,000,000 per each occurrence, or such higher sum as the Landlord may require in the future, naming Landlord as a co-insured; and maintain at its expense "all risk" property insurance, insuring against loss of any property of the Tenant, its employees or invitees; and all such insurance relating to the Premises and the Building containing a waiver of any right of subrogation which such insurance carrier might have against Landlord, its servants or invitees;

          8.5.2 Tenant agrees that it shall indemnify, defend and hold harmless Landlord from all liability, loss, cost, expense and damage from and against any and all suits, claims and demands of every nature, including counsel fees, by reason of any damage or injury to any person, property or thing which may arise from or be due to the use of the Premises or Building by Tenant or the conduct of Tenant's business or profession or from any activity, work or thing done, permitted or suffered by Tenant in or about the same;

          8.5.3 Tenant will further, indemnify, defend and hold harmless Landlord from any and all claims arising from any breach or default on Tenant's part pursuant to the terms of this Lease, or arising from any act or neglect of Tenant or any of Tenant's agents, contractors, servants, employees or invitees and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon, and if any action or proceeding be brought against Landlord by reason of any such claim, Tenant, or its insurer, upon notice from Landlord, agrees to resist and defend at Tenant's or insurer's expense such action or proceeding by counsel satisfactory to Landlord; and

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          8.5.4     Tenant assumes all risk of damage in respect to property in, upon or about the Premises or Building, to whomsoever belonging, waiving all claims with respect to such damage thereof against Landlord and agreeing to indemnify, defend, and save Landlord harmless from and against all loss, cost, damage expense or claims by others except only where the same be due in whole or in part to Landlord's negligence; such damages to include, without limiting the generality of the foregoing, any act or neglect of any tenant of the Building or any employee or invitee of Tenant or any trespasser.

8.6 Use the Premises solely for purposes compatible with a first-class office building; and free from objectionable noises or odors.

8.7 Refrain from placing in the sewerage system any chemical, waste or substance that may require special treatment or may cause damage or injury to the sewerage system and to pay the cost of any repair or damages in the sewerage system necessitated by any violation of this undertaking.

8.8       Refrain from obstructing the sidewalks;

8.9 Refrain from placing a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law (as determined by Landlord's Architect); and Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight; and business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance; and Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent; and

8.10 Recognizing that Landlord may find it necessary to establish to third parties, including but not limited to accountants, banks, mortgagees or the like, the then current status of performance hereunder, Tenant, at the request of Landlord from time to time, will, within ten (10) business days, furnish to Landlord, or the holder of any mortgage encumbering the Building, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) Landlord or Tenant is in compliance with its obligations under the terms of this Lease. In the event that Tenant fails to furnish the same within ten (10) business days, the Tenant hereby irrevocably constitutes and appoints the Landlord as the attorney-in-fact of Tenant to execute, acknowledge and deliver any such certificates for and on behalf of the Tenant.

Section 9 - Tenant's Repairs, Alterations & Surrender
9.1 Tenant, at its own expense, shall keep the Premises in good repair and tenantable condition during each Term of this Lease, except as otherwise specifically undertaken by Landlord, and shall promptly and adequately repair all damage to the Premises and all fixtures, piping, apparatus or equipment used in connection therewith, including broken window glass of the Premises, and shall replace the same or integral parts thereof, as

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          necessary, and shall replace portions of carpets damaged, under the supervision of and at the direction of Landlord, and due to any cause whatsoever. Such repairs and replacements shall be effected with all due dispatch and shall be of good and workmanlike quality and class equal to the original work or installation. If Tenant shall become aware of any needed repairs, replacements or restorations to the Premises or Building, which it is Landlord's obligation to make under this Lease, a notice shall be promptly given to Landlord.

9.2 Tenant shall make no alterations, installations, additions or improvements, in or to the Premises, without the prior written consent of Landlord, and, if such consent is given, only by contractors or mechanics approved by Landlord, and at Tenant's expense. All of Tenant's Improvements and all such alterations, installations, improvements and additions shall be deemed to be part of the Building and to belong to Landlord, including any property which has in any way been affixed to the floors, walls and/or ceiling of the Premises, subject, however, to the provisions of section 9.3.

9.3 All business and office machines, furniture and other items of personal property owned or installed by Tenant in the Premises at its expense shall remain the property of Tenant (and any taxes thereon shall be borne by Tenant), and may be removed by Tenant at any time provided that the Tenant shall, at its expense, repair any damage, holes or openings caused or occasioned by such removal. Any such personal property of the Tenant left upon the Premises after the termination of the Lease shall be deemed abandoned by Tenant and may, at the election of Landlord, be removed at Tenant's expense and sold, stored and discarded, or be deemed to have been abandoned and to belong to Landlord.

9.4 At the termination of the Lease, Tenant shall promptly yield up and surrender the Premises, clean and in as good condition and repair as at the commencement of Tenant's occupancy of the Premises or in which it may be later put, ordinary wear and tear and damage by fire or other insured casualty only excepted. Further, Tenant shall remove from the Premises all goods and effects; and, at the request of Landlord, all alterations, additions, improvements and installations, whether or not a part of Tenant's Improvements, whether made in replacement of, substitution of, or addition to existing facilities; all at Tenant's expense.

Section 10 - Fire, Casualty and Eminent Domain
10.1 In the event of damage or destruction to the Building or Premises during a Term by fire or other casualty, Landlord shall as soon as practicable commence and continue with all reasonable diligence to repair the same; provided, however, in the event that the cost of such repairs would exceed either the amount of $50,000 or the amount recoverable from Landlord's fire and casualty policies (which Landlord shall maintain at Landlord's expense) by a sum in excess of $10,000, then upon notice to Tenant given not later than ninety (90) days after the occurrence of such casualty, Landlord shall have the right to terminate this Lease as of the time of such casualty. In the event that such damage or destruction may be reasonably expected to take in excess of nine months from the date of such casualty to repair and during such nine-month period Tenant would be substantially deprived of all beneficial use of the Premises, Tenant shall have the right to terminate this Lease by notice given not later than thirty (30) days following the time of such casualty.

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          Until the Premises are restored by the Landlord, there shall be an equitable abatement of rent.

10.2 In the event that the entire Building or such portion thereof as would deprive Tenant of all beneficial use of the Premises is taken or condemned by any competent authority for any public or quasi-public use or purpose, or is sold as a result of an impending taking or condemnation (a "taking"), this Lease shall terminate as of the date of the taking. If a taking relates only to a portion of the Building and Tenant is not deprived of all beneficial use of the Premises, Landlord shall make any restoration necessary to make the Premises entirely tenantable and the Lease shall continue without reduction of the rent. In any event of a taking, the entire award (other than any moving expenses available to Tenant) shall belong to Landlord.

Section 11 - Subordination & Attornment
11.1 This Lease is and shall be junior and subordinate to any mortgage now or hereafter constituting a lien upon the Building, and, in addition, Tenant will on request at any time or from time to time by any holder of a mortgage on all or any portion of the Building subordinate this Lease and all of Tenant's rights and estate hereunder to such mortgage and to any renewals, extensions, substitutions, refinancings, modifications or amendments thereof, or declare this Lease to be prior to such mortgage and to any renewals, extensions, substitutions, refinancings, modifications or amendments thereof, and agree with such holder that Tenant will attorn thereto in the event of foreclosure and that Tenant will not without the written consent of such holder amend this Lease or prepay any rental hereunder; Landlord agrees to use reasonable effort (provided that Landlord shall not be obligated to make payment to such lien holder for any such agreement) to obtain a written agreement from any such holder (and the foregoing subordination shall not be effective unless and until said agreement has been executed and delivered to Tenant) in form customarily used by such holder, under which such holder recognizes and consents to this Lease and provides that, notwithstanding such mortgage or any default, expiration, termination, foreclosure, sale, entry or other act or omission under, pursuant to or affecting said mortgage, Tenant shall not be disturbed in peaceful enjoyment of the Premises nor shall this Lease be terminated or canceled, nor shall the rights of Tenant hereunder be materially affected thereby, except in the event that the holder of the Landlord's interest shall have the right to terminate this Lease under the terms and provisions set forth herein

Section 12 - Attornment
12.1 In the event that a mortgagee or any purchaser at foreclosure sale or judicial proceedings, shall succeed to the interest of the Landlord, this Lease, nevertheless, shall continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or purchaser and to recognize such mortgagee or purchaser as its landlord.

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Section 13 - Exterior Repairs and Quiet Enjoyment
13.1 Upon receiving written notice from Tenant of the need of repairs to the Building portions for which Landlord is responsible hereunder, Landlord shall make such repairs as it shall deem necessary as soon as practicable; provided, however, the liability of Landlord for any breach of this clause shall be limited to the cost of making said repairs. Tenant, paying the rent and performing all the covenants, terms and conditions in this Lease contained to be performed on the part of Tenant, may peacefully hold and enjoy the Premises during each Term hereof without any lawful let or hindrance by Landlord or any person claiming by, through or under it.

Section 14 - Representations by Landlord
14.1 No representations or promises with respect to the Premises or the Building or the grounds adjacent thereto, except as herein expressly set forth, have been made by Landlord or any other party of Landlord's behalf (including any real estate broker), and Tenant agrees that it has examined the Premises and takes the same in their present condition and state of repair, except to the extent of Landlord's Improvements to be performed therein. The taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises were in satisfactory condition at the time such possession was so or is taken.

Section 15 - Assignment
15.1 Tenant shall not, without prior written consent of Landlord, which consent shall not be unreasonably withheld (i) assign this Lease or any interest hereunder; (ii) permit any assignment of this Lease by operation of law; (iii) sublet the Premises or any part thereof; or
          (iv) permit the use of the Premises by any parties other than Tenant, its agents and employees. Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty (30) days after the date of Tenant's notice), to assign this Lease or to sublet any part or all of the Premises for the balance or any part of the Term. Tenant's notice shall include all of the terms of the proposed assignment or sublease and shall state the consideration therefor. In such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice, to recapture the space described in Tenant's notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant's notice, provided however the Landlord shall not have a right to recapture the space described in Tenant's notice if such assignee or subtenant is a subsidiary, affiliate, parent of the Tenant. Tenant's notice shall state the name and address of the proposed assignee or subtenant and a true and complete copy of the proposed assignment or sublease shall be delivered to Landlord with Tenant's notice. If Tenant's notice shall cover all of the Premises, and Landlord shall have exercised its foregoing recapture right, the Term of this Lease shall expire and end on the date stated in Tenant's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease be canceled with respect to less than the entire Premises, Base Rent and Additional Rent reserved herein shall be adjusted on the basis of the number of square feet retained by Tenant in proportion to the number of square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect.

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15.2      If Landlord, upon receiving Tenant's notice with respect to any such space, shall not exercise its right to recapture as aforesaid, Landlord will not unreasonably withhold its consent to Tenant's assignment of the Lease or subletting such space to the party identified in Tenant's notice; provided, however, that in the event Landlord consents to any such assignment or subletting, and as a condition thereto, Tenant shall pay to Landlord all profit derived by Tenant from such assignment or subletting. For purposes of the foregoing, profit shall be deemed to include, but shall not be limited to, the amount of all rent payable by such assignee or sublessee in excess of the Base Rent and Additional Rent payable by Tenant under this Lease. If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Landlord of its share of such non-cash consideration shall be in such form as is satisfactory to Landlord. Tenant shall and hereby agrees that it will furnish to Landlord upon request from Landlord a complete statement, certified by the chief financial officer of Tenant, setting forth in detail the computation of all profit derived and to be derived from such assignment or subletting, such computation to be made in accordance with generally accepted accounting principles. Tenant agrees that Landlord or its authorized representatives shall be given access at all reasonable times to the books, records and papers of Tenant relating to any such assignment or subletting, and Landlord shall have the right to make copies thereof. Tenant's profit due Landlord hereunder shall be paid to Landlord within two (2) days of receipt by Tenant of all payments made from time to time by such assignee or sublessee to Tenant.

15.3 Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue fully liable thereunder. The subtenant or assignee shall agree in a form satisfactory to Landlord to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each sublease or assignment and an agreement of compliance by each such subtenant or assignee.

15.4 Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Section shall be of no effect and void.

Section 16 - Landlord's Remedies
16.1 If, at any time subsequent to the date of this Lease, any one or more of the following events (an "Event of Default") shall happen, time being of the essence:
          16.1.1 Tenant shall default in the due and punctual payment of any Rent or Additional Rent and such default shall continue after 10 days after written notice from the Landlord, provided that Landlord shall only be required to provide such notice once during each Calendar Year.; or
          16.1.2 Tenant shall neglect or fail to perform or observe any of the other covenants or agreements herein contained on the part of the Tenant to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such Event of Default is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30)

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                    day period, Tenant shall fail to commence promptly to
                    remedy the same and to prosecute such remedy to completion with all due diligence and continuity; or
          16.1.3 Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law; or
          16.1.4 Tenant shall make an assignment for the benefit of creditors; or
          16.1.5    {Reserved}; or
          16.1.6 Tenant shall seek or consent to or acquiesce in the appointment of any receiver or liquidator of Tenant or of all or any substantial part of its property; or
          16.1.7 A petition shall be filed against Tenant under any law seeking any reorganization, arrangement, readjustment, composition, liquidation, dissolution, stay, injunction or other similar relief under any present or future state statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days, or if any debtor in possession (whether or not Tenant), receiver or liquidator of Tenant or of all or any substantial part of Tenant's properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain undismissed or unstayed for an aggregate of sixty (60) days;

          Then, in any such case, this Lease shall terminate upon the election of Landlord as if such date was the date herein originally fixed for the termination hereof, and Tenant shall then peacefully quit and surrender the Premises to Landlord but Tenant shall remain liable as hereafter provided. All costs and expenses incurred by or on behalf of Landlord occasioned by such Event of Default including, without limiting the foregoing generality, attorney's fees and other costs of collection, recovery of possession and the exercise of any right or remedy permitted Landlord hereunder, shall be paid by Tenant.

16.2 Upon any such expiration or termination of this Lease, Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord, upon or at any time after any such expiration or termination, may, to the extent permitted by law, without further notice, enter upon and re-enter the Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Premises and may have, hold and enjoy the Premises and the right to receive all rental income of and from the same.

16.3 At any time or from time to time after any such expiration or termination, Landlord may relet the Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such conditions (which may include concessions or free rent) as Landlord, in its uncontrolled discretion, may determine and may collect and receive the rents therefore. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such reletting.

16.4 No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such expiration or termination. In the event of any such expiration or termination, whether or not the Premises or any part thereof shall have been relet, Tenant shall pay to the Landlord the Rent, Additional Rent and all other sums and charges required to be paid by Tenant up to the time of such expiration or termination of this Lease, and thereafter

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          Tenant, until the end of what would have been the Term of this Lease in the absence of such expiration or termination, shall be liable to Landlord for, and shall pay to Landlord, as and for liquidated and agreed current damages for Tenant's default: (a) the equivalent of the amount of the Rent, Additional Rent and the other sums and charges which would be payable under this Lease by Tenant if this Lease were still in effect, less (b) the net proceeds of any reletting effected pursuant to the provisions of Paragraph 16.3 hereof, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, removal and warehousing of Tenant's property, removal of Tenant's improvements, additions, alterations and the like, whether or not Tenant's Improvements, all repossession costs, brokerage commissions, legal expenses, attorney's fees, alteration costs, and expenses of preparation of the Premises for such reletting. Tenant shall pay such damages (herein called "deficiency") to Landlord monthly on the days on which the Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise; or, at any time after any such expiration or termination, whether or not Landlord shall have collected any monthly deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant's default, the entire amount of the deficiency, if the Premises have been relet, or, if the Premises have not been relet, the rent for the balance of the Term, the Additional Rent (based upon the then current Additional Rent) for the balance of the Term, any other charges which may reasonably be anticipated hereunder for the balance of the Term and Landlord's expenses as set forth above. If, after Landlord has recovered the foregoing from Tenant, Landlord shall relet the Premises or a part thereof, it shall reimburse Tenant to the extent Tenant has paid amounts to Landlord and in amounts not to exceed the Rent, Additional Rent, charges and expenses actually paid by Tenant to Landlord.

16.5 All sums due to Landlord from Tenant under this Lease which are not paid when due (due dates shall not be extended by any periods of grace granted under this Lease for this purpose), whether or not a default hereunder has occurred or been declared by Landlord, shall bear interest at the rate of .050% per day until paid in full, payable to Landlord on demand.

16.6 Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end, and Tenant, for and on behalf of Tenant and all persons claiming through or under Tenant also waive any and all right of redemption or re-entry or repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease, Landlord and Tenant, so far as permitted by law, waive and will WAIVE TRIAL BY JURY in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease, are not restricted to their technical legal meaning.

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16.7      In the event of any breach or threatened breach by Tenant of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

16.8 Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

Section 17 - Landlord's Right to Pay Money to Effect Performance
17.1 If Tenant at any time or from time to time shall fail to perform any of the covenants, terms and conditions in this Lease contained to be performed on the part of Tenant, Landlord may immediately, or at any time thereafter without notice, perform the same for the account of Tenant, and in any such event, any monies paid by Landlord for such purpose shall be deemed to be additional rent due hereunder and shall be payable forthwith to Landlord upon rendition of an invoice therefor.

Section 18 - No Waiver
18.1 The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant, term or condition of this Lease or any of the rules established by Landlord under the provisions of this Lease, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent, with knowledge of the breach of any such covenant, term, condition or rule shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing and signed by Landlord. No act or thing done by Landlord, its servants and agents, during the term of this Lease shall constitute an eviction by Landlord, nor shall it be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing, signed by Landlord.

Section 19 - Landlord's Lien
19.1 All fixtures, furniture, machinery, equipment and improvements of whatever kind and nature, goods, wares and merchandise of every kind and nature that may be in, about or upon the Premises, hereby are and shall be and shall stand pledged for the fulfillment of the covenants, terms and conditions herein contained to be kept and performed on the part of Tenant, and shall not be taken down or removed from the Premises during the Term of this Lease or any continuance thereof, without the written consent of or direction by Landlord, except so far as the stock-in-trade, goods, wares and merchandise is concerned in the regular course of business of Tenant. Upon request by Landlord, Tenant shall

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          execute a UCC-1 form, or other form Landlord may request, for filing with the Rhode Island Secretary of State in respect to this lien.

Section 20 - Security Deposit
20.1 Tenant has deposited with Landlord the sum set forth above as security for the full and faithful performance and observance by Tenant of all the covenants, terms and conditions herein contained to be performed and observed by Tenant, and Landlord may use, apply or retain the whole or any part of said security to the extent required for the payment of any rent or any sum as to which Tenant is in default in respect to any of the covenants, terms or conditions of this Lease. Said sum (to the extent permitted by law, without interest), or any balance thereof, shall be returned to Tenant after the time fixed as the expiration of this Lease provided that Tenant shall have fully performed all of said covenants, terms and conditions. It is agreed that said security is not an advance payment of, or on account of the rent herein reserved, or any part of settlement thereof, or a measure of Landlord's damages, and in no event shall Tenant be entitled to a return or particular application of said sum or any part thereof, until the end of the Term hereby granted. In the event of a sale of the land and Building, Landlord shall have the right to transfer the security to the vendee and Landlord shall thereupon be released from all liability for the return of such security.

Section 21 - Holding Over
21.1 If Tenant shall hold possession of the Premises beyond the Term without Landlord's written consent Tenant shall pay to Landlord double the Rent plus the Additional Rent then applicable for each month during which Tenant shall retain such possession, and also shall pay all damages sustained by Landlord on account thereof. The provisions of this section shall not operate as a bar or as a waiver by Landlord of any right of re-entry or any remedy or election provided under
          Section 16 hereof or available to Landlord under common law.

Section 22 - Broker
22.1 Landlord recognizes CB Richard Ellis as broker in connection with this Lease and agrees to pay a commission in accordance with its agreement with the said broker. Tenant represents that it has not negotiated with any other broker in connection with this Lease.

Section 23 - Notice
23.1 All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified or registered mail, return receipt requested, postage prepaid, to the parties at their addresses set forth above, or in the case of Tenant, to the Premises, or in either case, to such other person or at such other address as either party may hereafter designate by notice to the other party.

Section 24 - Captions
24.1 The captions appearing in this Lease are intended only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provisions hereof.

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Section 25 - Recording of Lease
25.1 The parties agree that this Lease shall not be recorded, but Landlord and Tenant hereby agree upon request of either party to enter into a memorandum of lease in recordable form, setting forth the actual time of commencement and time of termination of this Lease and such other provisions, except rental provisions, with respect to the Lease as will put on notice any third party of the existence of this Lease.

Section 26 - Parties and Definitions
26.1 The terms "Landlord" and "Tenant" wherever used in this Lease shall include the successors and assigns of said parties (subject to the assignment provisions hereof), and if either of the parties shall not be a corporation or partnership, said term shall include the heirs, executors and administrators of said party, wherever the context requires or permits of such construction, and all of the covenants, terms and conditions herein contained shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and said assigns of the parties in the same manner as if they were expressly mentioned. The term "Tenant" as used in this Lease shall include all signatories hereto as tenants, and, if there be more than one tenant, their obligations hereunder shall be JOINT AND SEVERAL. The term "Landlord" as used in this Lease means only the owner for the time being of the land and Building, so that in the event of any sale of the land and Building, Landlord shall be and it hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, it being understood and agreed that the purchaser has assumed and agreed to carry out any and all obligations of Landlord hereunder.

Section 27 - Partial Invalidity
27.1 If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 28 - Submission Of Instrument
28.1 Submission of this instrument for examination shall not be binding upon Landlord in any way and no lease or obligation on the part of Landlord to enter into a lease shall arise until this instrument has been executed and delivered to Landlord by Tenant and has been executed and delivered by Landlord. Such submission shall not constitute an offer, but Tenant's execution hereof shall constitute an offer, which may be accepted only by Landlord's execution and delivery hereof to Tenant.

Section 29 - Amendments, Additions And Deletions To Lease
29.1 Any alterations or deletions herein were made in the Lease before execution and any additional provisions to which the parties have agreed and which are added herein or in any Addenda attached hereto shall be considered a part hereof.

Section 30 - Agreement Negotiated
30.1 The terms of this Agreement were fully negotiated by the parties and shall not be construed for or against Landlord or Tenant.

Section 31 - Parking
31.1 Tenant shall have the right to use up to eleven (11) parking spaces in the parking garage located under the Building during the term of the Lease at a cost of $150.00 per parking space per month provided Tenant remains current in its payment of all obligations under the Lease and is not otherwise in default. Tenant shall remit payment for parking, as Additional Rent, at the times and in the manner provided herein for payment of Base Rent. Landlord shall have the right, without obligation, and from time to time, to change the number, size, location, shape and arrangement of parking areas and other common areas, restrict parking of tenants or their guests to designated areas, designate loading or handicap loading areas and change the level or grade of parking. Except as otherwise specifically provided herein, all access roads, courtyards and other areas, facilities or improvements furnished by Landlord are for the general and nonexclusive use in common of all tenants of the Building and those persons invited upon the land upon which the Building is situated. Tenant's use of the parking garage, as herein set forth, shall be in common with other tenants of the Building and any other parties permitted by Landlord to use the parking garage. The parking rights herein granted shall not be deemed a lease but shall be constructed as a license granted by Landlord to Tenant.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate as of the date set forth above.

Tenant: SPECTRA SYSTEMS CORPORATION         HERITAGE BUILDING ASSOCIATES, L.L.C.

/s/ Samuel A. Sacco                         /s/ [ILLEGIBLE]
-----------------------                     -----------------------
Authorized Signature                        Authorized Signature

Samuel A. Sacco                             [ILLEGIBLE]
-----------------------                     -----------------------
Printed Name                                Printed Name

Chief Financial Officer                     Manager
-----------------------                     -----------------------
Title                                       Title

WITNESS:

/s/ Alden M. Andersan                       /s/ Meghan T. Rawson
-----------------------                     -----------------------

Alden M. Andersan Jr.                       Meghan T. Rawson
-----------------------                     -----------------------
Printed Name                                Printed Name

                                      INDEX
                                                                            page

Section 1 - Information and Definitions

1.1       Date of Execution
1.2       Identity of Landlord
1.3       Identity of Tenant
1.4       Description of the Building
1.5       Description of the Premises
1.6       Term of the Lease
1.7       Purpose
1.8       Security Deposit
1.9       Rent
1.10      Additional Rent
1.11      Base Tax Year
1.12      Option to Renew

Section 2 - Improvements

2.1       General Information
2.2       Landlord Work
2.3       Readiness of Premises

Section 3 - Additional Rent

3.1       Description
3.2       Landlord's Expenses
3.3       Additional Rent Payable

Section 4 - Premises

Section 5 - Purpose

Section 6 - Rental

Section 7 - Rights and Obligations of Landlord

7.1       Description
7.2       Interruption of Services
7.3       Landlord's Rights

Section 8 - Tenant's Undertakings

8.1       Energy Conservation
8.2       Condition of Premises

                                                                          Page i

8.3       Observe Rules
8.4       Observe Rules and Regulations
8.5       Maintain Public Liability
8.6       Use of Premises
8.7       Use of Sewerage System
8.8       Refrain from Sidewalk Obstruction
8.9       Floor Load
8.10      Status of Performance

Section 9 - Tenant's Repairs, Alterations & Surrender

9.1       Description
9.2       Prior Consent of Landlord
9.3       Removal of Personal Property
9.4       Termination of Lease

Section 10 - Fire, Casualty and Eminent Domain

10.1      Description
10.2      Deprivation of Beneficial Use

Section 11 - Subordination

Section 12 - Attornment

Section 13 - Exterior Repairs and Quiet Enjoyment

Section 14 - Representations By Landlord

Section 15 - Assignment

Section 16 - Landlord's Remedies

16.1      Event of Default
16.2      Upon Lease Expiration or Termination
16.3      After Expiration or Termination
16.4      Tenant Liability and obligations
16.5      Sums Due to Landlord
16.6      Tenant Waives Service of Any Notice, Etc.
16.7      In the Event of Breach by Tenant
16.8      Landlord's Rights and Remedies

Section 17 - Landlord's Right to Pay Money to Effect Performance

Section 18 - No Waiver

Section 19 - Landlord's Lien

                                                                         Page ii

Section 20 - Security Deposit

Section 21 - Holding Over

Section 22 - No Broker

Section 23 - Notice

Section 24 - Captions

Section 25 - Recording of Lease

Section 26 - Parties and Definitions

Section 27 - Partial Invalidity

Section 28 - Submission of Instrument

Section 29 - Amendments, Additions and Deletions to Lease

Section 30 - Agreement Negotiated

Section 31 - Parking

Guaranty

Granoff/Heritage/Spectra Systems Lease

                                                                        Page iii

                                    EXHIBIT A

[GRAPHIC APPEARS HERE]

                                   MEMORANDUM
                         COMMENCEMENT OF SUBLEASE TERM:
          321 South Main Street, Providence, Rhode Island ("Building")

          This Memorandum is dated this 21st day of Sept, 1999 between Complete Business Solutions, Inc. ("Landlord"), a Michigan corporation, and Spectra Science Corporation, ("Tenant") a Delaware corporation.

          WHEREAS, the parties have agreed that Landlord shall sublet 5,200 square feet of such space on the first floor of the building to tenant and the parties have executed a Partial Sublease for same;

          WHEREAS, pursuant to Partial Sublease Paragraph (1), in the event actual possession of the Subleased Premises is not delivered by Landlord to Tenant by September 1, 1999 and the Sublease Term, commences on a date other than October 1, 1999, Landlord and Tenant shall execute a memorandum setting forth the actual date of commencement, of the Sublease Term and in such event possession of the Subleased Premises shall be delivered to Tenant at least thirty (30) days prior to the Commencement Date.

          NOW THEREFORE, in order to memorialize the Subleased Premises delivery date and the Sublease commencement date, Landlord and Tenant agree as follows:

          1. The Subleased Premises were delivered by Landlord to Tenant on September 20, 1999.

          2. The actual date of commencement of the Sublease term is October 20, 1999.

          IN WITNESS hereof, the parties have signed this Memorandum as of the date first above written.

Landlord:                                   Tenant:

Complete Business Solutions, Inc.           Spectra Science Corporation

By: /s/ [ILLEGIBLE]                         By: /s/ [ILLEGIBLE]

Its: E.V.P. Finance                         Its: CHIEF FINANCIAL OFFICER

Date: 9/21/99                               Date: Sept. 20, 1999

                                PARTIAL SUBLEASE

     This Partial Sublease is made as of the 3rd day of September, 1999, between COMPLETE BUSINESS SOLUTIONS, INC., successor to C.W. Costello & Associates Inc., a Michigan corporation with its principal place of business at 32605 W. Twelve Mile Road, Suite 250, Farmington Hills, MI 48334 ("Landlord") and SPECTRA SCIENCE CORPORATION, a Delaware corporation, having an office at 155 South Main Street, Suite 101, Providence, RI 02903 ("Tenant").

                                    RECITALS

     A. Landlord, as lessee, entered into a lease with Nationwide Life Insurance Company, an Ohio corporation ("Prime Landlord"), as lessor, dated July 10, 1996, as amended by Amendments dated June 10, 1997, and April 10, 1998 (collectively, "Prime Lease"), leasing certain space ("Premises") on the first floor in the building, located at 321 South Main Street, Providence, Rhode Island ("Building") to which Lease reference is made and incorporated as if the same were set forth in this Sublease at length; and

     B. The parties have agreed that Landlord shall sublet 5,200 square feet of such space on the first floor of the Building to Tenant.

     NOW, THEREFORE, the parties covenant and agree as follows:

     1. PREMISES/LEASE TERM: Subject to the provisions of Paragraph 14, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord 5,200 square feet of its space on the first floor of the Building, as shown on Exhibit A attached hereto and made a part hereof (said space, together with the Tenant's Parking Spaces (as defined below) shall be referred to herein as the "Subleased Premises"), for a term beginning thirty (30) days from the date of delivery of actual possession of the Subleased Premises by Landlord to Tenant, but in no event later than October 1, 1999 (the "Commencement Date") and ending on August 31, 2002 (the "Lease Termination Date") unless sooner terminated in accordance with this Sublease or unless Landlord's tenancy is terminated under the Prime Lease (the "Sublease Term").

     In the event actual possession of the Subleased Premises is not delivered by Landlord to Tenant by September 1, 1999 and the Sublease Term (as set forth above), commences on a date other than October 1, 1999, Landlord and Tenant shall execute a memorandum setting forth the actual date of commencement of the Sublease Term and in such event possession of the Subleased Premises shall be delivered to Tenant at least thirty (30) days prior to the Commencement Date. Neither this Sublease or any memorandum of commencement shall be recorded.

     2. RENT: Subject to the provisions of Paragraph 14, commencing one hundred twenty (120) days from the Commencement Date, Tenant shall pay to Landlord rent at the address set forth for Landlord below, or at such other place as Landlord shall designate from time to time by notice to Tenant, in the sum of Six Thousand Sixty-Six and 66/100 Dollars ($6,066.66) per month during the Sublease Term in advance on the first day of each month, plus the additional rent for the parking spaces as set forth in Paragraph 6 hereof:

                              CBSI
                              100 Rosscommon Drive, Suite 110
                              Middletown, CT 06457
                              Attention: Beth Thurz

     If the Sublease Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis.

     3. ADDITIONAL RENT: None, except as set forth in Paragraph 6 for additional parking spaces. Landlord shall be solely responsible for the timely payment of any additional rent, rent adjustment or other sums charged for the Premises (including the Subleased Premises) pursuant to the provisions of the Prime Lease, including but not limited to increases in operating expenses, real estate taxes and electrical utility bills for the Subleased Premises.

     4.   SECURITY DEPOSIT: Intentionally omitted.

     5. USE/ALTERATIONS: Tenant has agreed to make certain improvements to the Subleased Premises as more fully set forth in Exhibit C. The Subleased Premises are demised "as is" in their current state of condition and shall be used for general office purposes, and for no other purpose without the prior written consent of Landlord and the Prime Landlord. Tenant shall not be allowed to make any structural alteration of the Subleased Premises, and shall only make non-structural alteration of the Subleased Premises with Landlord's (and Prime Landlord's to the extent required under the Prime Lease) prior written approval, which shall not be unreasonably withheld or delayed. In the event that Tenant proposes to make any non-structural alterations, Tenant shall submit plans for such alterations to Landlord (and Prime Landlord to the extent required in the Prime Lease) for approval. Landlord shall render its approval/disapproval within three (3) business days. In the event of disapproval, Landlord shall state in specific detail the reasons for disapproval, and Tenant may resubmit to Landlord plans which address Landlord's reasons for disapproval. Landlord shall then have three (3) business days in which to review the revised plans to determine if the reasons for disapproval were addressed, and to grant its approval if such reasons are satisfactorily addressed. Landlord's approval of such plans shall not also be deemed to be the Prime Landlord's approval of such plans. In accordance with section 10.c of the Prime Lease, notwithstanding the foregoing, the Landlord agrees that for any non-structural alterations of the Subleased Premises for which cost may be reasonably estimated to be less than $2,000.00 per year shall not require Landlord's prior written approval unless such alteration requires a building permit from the City of Providence, Rhode Island.

     6. PARKING: During the Sublease Term, Landlord shall make available to Tenant eight (8) parking spaces ("Tenant's Parking Spaces") in the Building's garage at no additional cost to Tenant. Further, until such time as Landlord provides Tenant 30 days prior written notice of its intent to do otherwise, Landlord agrees to lease three (3) additional parking spaces in the Building's garage to Tenant and Tenant agrees to pay Landlord as Additional Rent hereunder the sum of One Hundred and 00/100 Dollars ($100.00) per month for each of the additional parking spaces.

     7. SERVICES: Notwithstanding anything in this Sublease, the only services or rights to which Tenant is entitled hereunder are those to which Landlord is entitled under the Prime Lease and that for all such services and rights Tenant will look to the Prime Landlord under the Prime Lease. Such services shall include nightly janitorial service of the Subleased Premises at no additional cost to Tenant. Landlord agrees to use best efforts to enforce the Prime Landlord's obligations to provide such services and rights under the Prime Lease.

     8. SIGNAGE. Signage in the Building's directory shall be provided by Prime Landlord. In the event that Prime Landlord does not pay for such signage, then Tenant shall be responsible for the payment of such signage. Tenant shall also be permitted, at its sole cost and expense, to install and maintain a sign at the entrance of the Subleased Premises. Tenant acknowledges that such sign shall be subject to the approval of the Prime Landlord.

     9. ASSIGNMENT/SUBLETTING: Tenant shall not assign this Sublease nor sublet the Subleased Premises in whole or in part without Landlord's (and Prime Landlord's to the extent required in the Prime Lease) prior written consent, which shall not be unreasonably withheld or delayed; and shall not permit Tenant's interest in this Sublease to be vested in any third party by operation of law or otherwise.

     10. INSURANCE: Tenant shall maintain with respect to the Subleased Premises and the property of which the Subleased Premises are a part, the same insurance as required to be maintained by Landlord under the Prime Lease and shall name Landlord and Prime Landlord as additional insureds. Tenant shall deposit with the Landlord and Prime Landlord certificates for such insurance at or prior to the Commencement Date, and thereafter within thirty (30) days prior to the expiration of any such policy.

     11. CASUALTY/TAKING: Landlord agrees that with respect to this Sublease, Tenant shall have the same rights as Landlord regarding the tenant's right to terminate the Prime Lease in the event of a casualty or taking.

     12. RELATION WITH PRIME LEASE: This Sublease is subject and subordinate to the Prime Lease. Except as may be inconsistent with the terms hereof and except as set forth in Exhibit B attached hereto and made a part hereof, all of the terms, covenants and conditions contained in the Prime Lease, shall be applicable to this Sublease with the same force and effect as if Landlord were the lessor under the Prime Lease and Tenant were the lessee thereunder; and in case of any breach hereof by Tenant, Landlord shall have all the rights against Tenant as would be available to the lessor against the lessee under the Prime Lease if such breach were by the lessee thereunder. Landlord agrees not to amend the Prime Lease in any manner which would adversely affect Tenant's rights hereunder.

     13. COMPLIANCE WITH PRIME LEASE: Landlord represents that the Prime Lease is in full force and effect and that Landlord has received no notice of default on its part as tenant under the Prime Lease, nor does the Landlord know of any default existing under the Prime Lease as of the date of the execution of this Sublease. Tenant represents that it has read and is familiar with the terms of the Prime Lease. Tenant shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the lessor under the Prime Lease, and Tenant shall indemnify and hold Landlord harmless from and against all liability, judgment, costs, damages demand or claims of any kind whatsoever including reasonable attorney fees by reason of any breach or default on the part of Tenant by reason of which the Prime Lease may be terminated or forfeited.

     Further, Tenant assumes and agrees to perform the Lessee's obligations under the Prime Lease during the Sublease Term to the extent that such obligations are applicable to the Subleased Premises, except that the obligation to pay rent and other sums to Prime Landlord under the Prime Lease shall be considered performed by Tenant to the extent rent and other sums are paid by Tenant to Landlord in accordance with the provisions of this Sublease. Landlord shall exercise best efforts to cause Prime Landlord to perform its obligations under the Prime Lease for the benefit of Tenant. If the Prime Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Prime Lease terminates as a result of a default or breach by Landlord or Tenant under this Sublease and/or the Prime Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Prime Lease gives Landlord any right to terminate the Prime Lease in the event of the partial or total damage, destruction, or condemnation of the Subleased Premises, the Premises, or the Building of which the Subleased Premises or Premises are a part, the exercise of such right by Landlord shall not constitute a default or breach hereunder.

     14. OTHER PROVISIONS: Notwithstanding any provision herein to the contrary, the parties hereto agree that actual square footage of the Subleased Premises as set forth in Paragraph 1 shall be subject to final measurement to be taken either prior to the execution of this Sublease or at the time Tenant takes actual possession of the Subleased Premises, and the sum set forth for monthly rent In Paragraph 2 shall be adjusted accordingly. In the event the final square footage of the Subleased Premises is different from the 5,200 square feet set forth in Paragraph 1, then Landlord and Tenant shall execute a memorandum setting forth the actual square footage of the Subleased Premises and the corresponding adjustment in the amount of rent payable monthly, which memorandum shall not be recorded.

     If actual possession of the Subleased Premises shall not be delivered by Landlord to Tenant by September 1, 1999, Tenant may, in its sole discretion, elect within thirty (30) days thereafter, to cancel this Sublease; whereupon, this Sublease shall be deemed terminated and of no further force or effect and the parties shall be relieved of any further liability or obligation under this Sublease.

     Landlord shall pay all brokerage charges in connection with this Sublease, and agrees to indemnify and hold Tenant harmless from and against any and all loss, costs, damages or expenses, including reasonable attorney's fees, by reason of any claims of any kind whatsoever by any broker or person claiming through such party and arising out of or in connection with the negotiation, execution and delivery of this Sublease. Tenant represents and warrants that Tenant has not had any dealings with any realty broker or agent other than Alden Anderson, CB Richard Ellis and Hayes & Sherry, in connection with the negotiation of this Sublease.

     Landlord represents as of the date hereof, that to the best of Landlord's actual knowledge, (i) no Hazardous Material (as such term is defined in Paragraph 36(b) of the Prime Lease) has been brought upon, kept, released, used in or about the Premises; and (ii) Landlord has not received any notice, advice or other communication from any governmental entity or any source whatsoever with respect to Hazardous Material on, from or affecting the Premises.

     In the event that the Prime Lease is to be subordinated to a superior interest pursuant to Paragraph 27(a) of the Prime Lease, and provided that Tenant is not in default under the terms of this Lease, Landlord shall request that the Prime Landlord request the holder of such superior interest to grant a nondisturbance agreement to the Landlord.

     15. NOTICE: Any notice or demand which either party may or must give to the other hereunder shall be in writing and delivered personally or sent by registered mail addressed if to Landlord, as follows:

     Complete Business Solutions, Inc.
     32605 W. Twelve Mile Road, Suite 250
     Farmington Hills, MI 48334
     Attention: Director, Contracts Administration

     with a copy to:

     CBSI
     291 Promenade Street
     Providence, RI 02908

     and if to Tenant, as follows:

     Spectra Science Corporation
     155 South Main Street
     Suite 101
     Providence, RI 02903
     Attention: Ms. Rhonda Landers

     with a copy to:

     Kirkpatrick & Lockhart LLP
     75 State Street
     Boston, MA 02109
     Attention: Kenneth M. Boger, Esquire

     Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

     16. NO OTHER AGREEMENT: All prior understandings and agreements between the parties are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties; and this Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

     17. SUCCESSOR AND ASSIGNS: The covenants and agreements contained in this Sublease shall bind and inure to the benefit of Landlord, the Tenant, and their respective executors, administrators, legal representatives, successors and permitted assigns.

     18. CONSENT OF PRIME LANDLORD: This Sublease is contingent upon, and shall not be effective until Landlord obtains the written consent of the Prime Landlord to this Sublease as provided under the terms of the Prime Lease. If such consent is not obtained on or before September 1, 1999, then either party may terminate this Sublease by notice to the other party and in such event this Sublease shall become null and void and neither party shall have any further obligations hereunder.


     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written, in multiple counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single instrument of the same.

                                         LANDLORD:
                                         COMPLETE BUSINESS SOLUTIONS, INC.,
                                         a Michigan corporation

                                         By: /s/ JOSEPH BENAROYA
                                             -----------------------------------
                                             Name:  JOSEPH BENAROYA
                                             Title: Exec. V/P

                                         TENANT:
                                         SPECTRA SCIENCE CORPORATION,
                                         a Delaware corporation

                                         By: /s/ Rhonda Landers
                                             -----------------------------------
                                             Name: Rhonda Landers
                                             Title: Chief Financial Officer
Date: ________________

                                   Exhibit "A"
[GRAPHIC APPEARS HERE]

                                    EXHIBIT B

                       Excepted Provisions of Prime Lease

1.   Paragraph 2(a)

2.   Paragraph 3

3.   Paragraph 5

4.   Paragraph 7(b) (2nd and 3rd sentences)

5.   Paragraph 19(j) (4th sentence)

6.   Paragraph 22

7.   Paragraph 25

8.   Paragraph 29

9.   Paragraph 31

10.  Exhibit D

11.  Paragraphs 2-6, 7 (2nd sentence) and 10 of the First Amendment to Lease

12.  Paragraphs 2 and 4 of the Amended Memorandum of Lease

                                   Exhibit "C"

[GRAPHIC APPEARS HERE]

                            FIFTH AMENDMENT TO LEASE

     THIS AGREEMENT is made as of this 28th day of June, 2002, by and between WESTMINSTER PARK PARTNERS OF EAST PROVIDENCE ASSOCIATES, a Rhode Island limited partnership ("Landlord") and SPECTRA SYSTEMS CORPORATION (f/k/a SPECTRA SCIENCE CORPORATION), a Delaware corporation ("Tenant").

                                   WITNESSETH

     WHEREAS, pursuant to Lease dated February 28, 1997, as amended by First Amendment to Lease dated October 15, 1997, by Second Amendment to Lease dated July 27, 2000, by Third Amendment to Lease dated December 3, 2001 and by Fourth Amendment to Lease dated February 22, 2002 (as amended, the "Lease"), by and between Landlord and Tenant, Landlord has leased to Tenant certain space in those buildings located at 42-44-46-48, 56-58 and 60 Amaral Street, East Providence, Rhode Island (collectively, the "Building"); and

     WHEREAS, pursuant to the Lease, Tenant occupies approximately 15,050 square feet of space in the Building; and

     WHEREAS, the parties wish to amend the Lease in order to enable Tenant to lease additional space in the Building.

     NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Commencing on August 1, 2002 (the "Fourth Additional Space Commencement Date"), Landlord leases to Tenant and Tenant leases from Landlord those additional premises located in the Building adjacent to the Premises as shown on Exhibit A attached hereto, also identified as 62 Amaral Street, consisting of approximately 2,200 square feet (the "Fourth Additional Premises"). From and after the Fourth Additional Space Commencement Date, all references in the Lease to the Premises shall be deemed to include the Fourth Additional Premises and the Premises shall consist of 17,250 square feet.

     2. Prior to the Fourth Additional Space Commencement Date, Landlord, at its expense, shall complete those items identified as "Landlord's
Responsibility" as shown on Exhibit A attached hereto. In all other respects, the Fourth Additional Premises shall be delivered to Tenant in "as is" condition.

     3. Notwithstanding anything contained in the Lease to the contrary, commencing as of the Fourth Additional Space Commencement Date, Tenant shall pay Base Rent in advance in equal monthly installments of $15,100.

     4. From and after the Fourth Additional Space Commencement Date, Tenant's pro rata share shall be 43%.

     5. Capitalized terms not defined herein shall have the meaning set forth in the Lease.

     6. Except as amended hereby, the Lease remains in full force and effect and is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the undersigned have executed this Fifth Amendment as of the day and year first set forth above.

                                    LANDLORD
WITNESS:
                                    WESTMINSTER PARK PARTNERS
                                    OF EAST PROVIDENCE ASSOCIATES
                                    EIN: 05-0403124

/s/ J. Ralph McGonigle              By:   /s/ John L. Marshall III
-----------------------------          -----------------------------------------
J. Ralph McGonigle                           John L. Marshall, III
                                             General Partner


WITNESS:                            TENANT:

                                    SPECTRA SYSTEMS CORPORATION
                                    (f/k/a SPECTRA SCIENCE CORPORATION)

/s/ [ILLEGIBLE]                     By:   /s/ Samuel A. Sacco
-----------------------------          -----------------------------------------
                                             Name:    Samuel A. Sacco
                                             Title:   CFO

                                    EXHIBIT A

[GRAPHIC APPEARS HERE]

                            FOURTH AMENDMENT TO LEASE

     THIS AGREEMENT is made as of this 22nd day of February, 2002, by and between WESTMINSTER PARK PARTNERS OF EAST PROVIDENCE ASSOCIATES, a Rhode Island limited partnership ("Landlord") and SPECTRA SYSTEMS CORPORATION (f/k/a SPECTRA SCIENCE CORPORATION), a Delaware corporation ("Tenant").

                                   WITNESSETH

     WHEREAS, pursuant to Lease dated February 28, 1997, as amended by First Amendment to Lease dated October 15, 1997, by Second Amendment to Lease dated July 27, 2000 and by Third Amendment to Lease dated December 3, 2001 (as amended, the "Lease"), by and between Landlord and Tenant, Landlord has leased to Tenant certain space in those buildings located at 42-44, 56-58 and 60 Amaral Street, East Providence, Rhode Island (collectively, the "Building"); and

     WHEREAS, pursuant to the Lease, Tenant occupies approximately 11,600 square feet of space in the Building; and

     WHEREAS, the parties wish to amend the Lease in order to enable Tenant to lease additional space in the Building.

     NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Commencing on March 1, 2002 (the "Third Additional Space Commencement Date"), Landlord leases to Tenant and Tenant leases from Landlord those additional premises located in the Building adjacent to the Premises as shown on Exhibit A attached hereto, also identified as 46 Amaral Street, consisting of approximately 3,450 square feet (the "Third Additional Premises"). From and after the Third Additional Space Commencement Date, all references in the Lease to the Premises shall be deemed to include the Third Additional Premises and the Premises shall consist of 15,050 square feet.

     2. The Third Additional Premises shall be delivered to Tenant in "as is" condition.

     3. Notwithstanding anything contained in the Lease to the contrary, commencing as of the Third Additional Space Commencement Date, Tenant shall pay Base Rent in advance in equal monthly installments of $12,856.

     4. From and after the Third Additional Space Commencement Date, Tenant's pro rata share shall be 38%.

     5. Capitalized terms not defined herein shall have the meaning set forth in the Lease.

     6. Except as amended hereby, the Lease remains in full force and effect and is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the undersigned have executed this Fourth Amendment as of the day and year first set forth above.

                                         LANDLORD:
WITNESS:
                                         WESTMINSTER PARK PARTNERS
                                         OF EAST PROVIDENCE ASSOCIATES
                                         EIN: 05-0403124

/s/ J. Ralph McGonigle                   By: /s/ John L. Marshall III
--------------------------------             -----------------------------------
J. Ralph McGonigle                            John L. Marshall, III
                                              General Partner

WITNESS:                                 TENANT:

                                         SPECTRA SYSTEMS CORPORATION
                                         (f/k/a SPECTRA SCIENCE CORPORATION)

/s/ [ILLEGIBLE]                          By: /s/ Samuel A. Sacco
--------------------------------             -----------------------------------
                                              Samuel A. Sacco
                                              CFO

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